EXHIBIT 99.1

CONTACT:   Thor Erickson – Investor Relations
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      Fred Roselli – Media Relations
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                          Lauren Sayeski – European Media Relations
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COCA-COLA ENTERPRISES, INC.
REPORTS THIRD-QUARTER 2012 RESULTS

•	Third-quarter diluted earnings per share totaled 89 cents on a reported basis and 71 cents on a comparable basis.

•
Net sales were $2.1 billion, down 3½ percent on a reported basis, up 4½ percent on a currency neutral basis, and up 2½ percent on a currency neutral basis excluding the impact of the French excise tax increase.

•	Operating income was $306 million on a reported and comparable basis; comparable operating income was down 8½ percent and down 1 percent on a comparable and currency neutral basis.

•	CCE now expects to complete the current share repurchase program by the end of 2012.

•	CCE now expects full-year 2012 comparable diluted earnings per share in a range of $2.20 to $2.24, including a negative currency impact of approximately 8 percent at recent rates.

•	CCE announces a Business Transformation Program with anticipated non-recurring restructuring charges of approximately $200 million by the end of 2014.

ATLANTA, October 25, 2012 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported third-quarter 2012 diluted earnings per share of 89 cents on a reported basis and 71 cents on a comparable basis. Reported and comparable operating income for the quarter totaled $306 million. Operating income declined 1 percent on a comparable and currency neutral basis versus third-quarter 2011 results. Currency translation negatively affected third-quarter 2012 comparable earnings per diluted share by 6 cents, or 8½ percent. Pages 12 through 16 of this release detail items affecting comparability.

Net sales in the third quarter totaled $2.1 billion, a decline of 3½ percent from the same quarter a year ago on a reported basis, up 4½ percent on a currency neutral basis, and up 2½ percent on a currency neutral basis excluding the impact of the French excise tax increase.

“We continue to manage each element of our business, including our operating plans, operating costs, and our balance sheet, to drive growth even as we face the challenges of ongoing macroeconomic weakness,” said John F. Brock, chairman and chief executive officer.

“Going forward, dynamic and persistent marketplace challenges will demand even greater efficiency, flexibility, and effectiveness,” Mr. Brock said. “We are committed to taking the steps necessary, such as our Business Transformation Program, to continue to serve customers and consumers at the highest levels, grow our business, and create long-term shareowner value.”

Operating Review

CCE achieved third-quarter volume growth of ½ percent. This reflects improved weather trends in August and September, offset by the impact of the French excise tax increase and ongoing challenging macroeconomic conditions. A key factor in these results was a low single-digit decline in sparkling beverages, including declines in regular Coca-Cola, partially offset by double-digit growth in Coca-Cola Zero, a modest increase in sparkling flavored beverages, and double-digit growth in energy drinks.

In addition, we achieved solid growth in still beverages, including Capri Sun juice drinks, tea, and Schweppes Abbey Well and Chaudfontaine waters. Reformulated Nestea increased more than 30 percent. On a territory basis, total volume in Great Britain grew ½ percent, while volume in continental Europe (including Norway and Sweden) was essentially flat.

In the third quarter, net pricing per case grew 4½ percent and cost of sales per case grew 5½ percent, both including the impact of the French excise tax increase. Excluding the impact of the French excise tax increase, net pricing per case increased 2½ percent, and cost of sales per case increased 2 percent. Operating expenses increased 4 percent driven by timing and planned marketplace initiatives, including the 2012 London Olympic Games. These figures are comparable and currency neutral.

“Despite difficult operating conditions, we believe the third quarter was an important success as CCE employees responded in an exceptional way to the significant opportunities and demands of the 2012 London Olympic and Paralympic Games,” said Hubert Patricot, executive vice president and president, European Group. “We will build on the long-term benefits of our involvement with the Games while working diligently to enhance efficiency and maximize effectiveness in ways that sustain customer service and drive value for customers, consumers, and our shareowners.”

Share Repurchase

During the third quarter, CCE repurchased $225 million of its shares, bringing the total year to date repurchases to $600 million under a $1 billion share repurchase program that was announced in September 2011 and began in January 2012.

This program allows for total repurchases of $1 billion, and as previously disclosed, is capped at a cumulative total of 65 million shares, including the prior repurchase program completed in 2011. As of the end of the third quarter, CCE has repurchased just over 59 million shares and now expects to repurchase the remaining shares planned under the 65 million share cap by the end of 2012.  CCE is also reviewing options for future share repurchase plans and will provide an update later this year.  Share repurchase plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.

Full-Year 2012 Outlook

For 2012, CCE now expects comparable earnings per diluted share in a range of $2.20 to $2.24, including the negative impact of currency translation.  Based on recent rates, currency translation would decrease comparable full-year earnings per diluted share approximately 8 percent relative to prior year.

Both net sales and operating income for 2012 are now expected to grow in a low to mid-single-digit range. This revision is primarily driven by customer and marketplace conditions in France due in part to the French excise tax increase, an increased competitive landscape in Great Britain, and the impact of ongoing challenging macroeconomic conditions. Our outlook for earnings per diluted share, net sales, and operating income includes the impact of the French excise tax increase and is comparable.  Net sales and operating income guidance is also currency neutral.

Based on recent currency rates, the company continues to expect 2012 free cash flow in a range of $475 million to $500 million, with capital expenditures in a range of $375 million to $400 million.  Weighted average cost of debt is expected to be approximately 3 percent and the effective tax rate for 2012 is expected to be in a range of 26 percent to 28 percent.

Business Transformation Program

CCE has announced a program to support new operating business initiatives that will improve our platform for long-term, sustainable growth as we manage through continued marketplace challenges. This program, which is subject to consultations with workers’ councils, includes initiatives to restructure portions of our finance back-office functions and new initiatives to restructure portions of our go-to-market model.

Subject to the consultations with workers’ councils, we anticipate this program to be completed by the end of 2014 and to include non-recurring restructuring charges of approximately $200 million. This program is designed to increase the effectiveness of our sales teams, improve operational efficiency, generate approximately $100 million in ongoing benefits by 2015, allow us to continue to invest in our business, and improve our platform for long-term, sustainable growth.

Conference Call

CCE will host a conference call with investors and analysts today at 10 a.m. ET.  The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest independent Coca-Cola bottlers.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.
# # #

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2011, and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; In Millions, Except Per Share Data)

	Third Quarter
	2012	2011
Net Sales	$2,070	$2,140
Cost of Sales	1,295	1,332
Gross Profit	775	808
Selling, Delivery, and Administrative Expenses	469	478
Operating Income	306	330
Interest Expense	23	23
Other Nonoperating Income (Expense)	1	(1)
Income Before Income Taxes	284	306
Income Tax Expense	21	22
Net Income	$263	$284
Basic Earnings Per Share	$0.91	$0.90
Diluted Earnings Per Share	$0.89	$0.88
Dividends Declared Per Share	$0.16	$0.13
Basic Weighted Average Shares Outstanding	291	315
Diluted Weighted Average Shares Outstanding	297	324

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; In Millions, Except Per Share Data)

	First Nine Months
	2012	2011
Net Sales	$6,146	$6,391
Cost of Sales	3,908	4,028
Gross Profit	2,238	2,363
Selling, Delivery, and Administrative Expenses	1,460	1,510
Operating Income	778	853
Interest Expense	69	62
Other Nonoperating Income (Expense)	4	(4)
Income Before Income Taxes	713	787
Income Tax Expense	136	151
Net Income	$577	$636
Basic Earnings Per Share	$1.94	$1.97
Diluted Earnings Per Share	$1.90	$1.92
Dividends Declared Per Share	$0.48	$0.38
Basic Weighted Average Shares Outstanding	297	322
Diluted Weighted Average Shares Outstanding	304	331

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; In Millions)

	Third Quarter
	2012	2011
Net Income	$263	$284
Components of Other Comprehensive Income (Loss):
Currency Translations	127	(229)
Net Investment Hedges, Net of Tax	(22)	20
Cash Flow Hedges, Net of Tax	(11)	(14)
Pension Plan Liability Adjustments, Net of Tax	3	(2)
Other Comprehensive Income (Loss)	97	(225)
Comprehensive Income	$360	$59

	First Nine Months
	2012	2011
Net Income	$577	$636
Components of Other Comprehensive Income (Loss):
Currency Translations	119	(34)
Net Investment Hedges, Net of Tax	(14)	14
Cash Flow Hedges, Net of Tax	(14)	10
Pension Plan Liability Adjustments, Net of Tax	10	1
Other Comprehensive Income (Loss)	101	(9)
Comprehensive Income	$678	$627

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	September 28,	December 31,
	2012	2011
ASSETS
Current:
Cash and cash equivalents	$803	$684
Trade accounts receivable, net	1,503	1,387
Amounts receivable from The Coca-Cola Company	85	64
Inventories	413	403
Other current assets	215	148
Total Current Assets	3,019	2,686
Property, plant, and equipment, net	2,211	2,230
Franchise license intangible assets, net	3,877	3,771
Goodwill	129	124
Other noncurrent assets	392	283
Total Assets	$9,628	$9,094
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,807	$1,716
Amounts payable to The Coca-Cola Company	108	116
Current portion of debt	230	16
Total Current Liabilities	2,145	1,848
Debt, less current portion	3,214	2,996
Other noncurrent liabilities	202	160
Noncurrent deferred income tax liabilities	1,202	1,191
Total Liabilities	6,763	6,195

SHAREOWNERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,809	3,745
Reinvested earnings	1,072	638
Accumulated other comprehensive loss	(372)	(473)
Common stock in treasury, at cost	(1,647)	(1,014)
Total Shareowners' Equity	2,865	2,899
Total Liabilities and Shareowners' Equity	$9,628	$9,094

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	First Nine Months
	2012	2011
Cash Flows From Operating Activities:
Net income	$577	$636
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	252	241
Share-based compensation expense	27	32
Deferred income tax benefit	(72)	(89)
Pension expense less than contributions	(52)	(8)
Net change in assets and liabilities	(49)	(159)
Net cash derived from operating activities	683	653
Cash Flows From Investing Activities:
Capital asset investments	(254)	(252)
Capital asset disposals	13	-
Other investing activities, net	-	(9)
Net cash used in investing activities	(241)	(261)
Cash Flows From Financing Activities:
Net change in commercial paper	-	(145)
Issuances of debt	430	900
Payments on debt	(13)	(9)
Shares repurchased under share repurchase program	(600)	(600)
Dividend payments on common stock	(142)	(122)
Net cash received from The Coca-Cola Company for transaction-related items	-	70
Other financing activities	(5)	11
Net cash (used in) derived from financing activities	(330)	105
Net effect of currency exchange rate changes on cash and cash equivalents	7	(7)
Net Change In Cash and Cash Equivalents	119	490
Cash and Cash Equivalents at Beginning of Period	684	321
Cash and Cash Equivalents at End of Period	$803	$811

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Third-Quarter 2012
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Income	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$2,070	1,295	775	469	306	23	1	284	21	$263	$0.89
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	8	(8)	4	(12)	-	-	(12)	(4)	(8)	(0.03)
Restructuring Charges (d)	-	-	-	(12)	12	-	-	12	5	7	0.02
Net Tax Items (e)	-	-	-	-	-	-	-	-	50	(50)	(0.17)
Comparable (non-GAAP)	$2,070	1,303	767	461	306	23	1	284	72	$212	$0.71
						Diluted Weighted Average Shares Outstanding					297

	Third-Quarter 2011
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Expense	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$2,140	1,332	808	478	330	23	(1)	306	22	$284	$0.88
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(2)	2	(2)	4	-	-	4	1	3	-
Restructuring Charges (d)	-	-	-	(1)	1	-	-	1	1	-	-
Net Tax Items (e)	-	-	-	-	-	-	-	-	53	(53)	(0.16)
Comparable (non-GAAP)	$2,140	1,330	810	475	335	23	(1)	311	77	$234	$0.72
						Diluted Weighted Average Shares Outstanding					324

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent the deferred tax benefit related to the enactment of corporate income tax rate reductions in the United Kingdom.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	First Nine Months 2012
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Income	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$6,146	3,908	2,238	1,460	778	69	4	713	136	$577	$1.90
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	3	(3)	-	(3)	-	-	(3)	(1)	(2)	(0.01)
Restructuring Charges (d)	-	-	-	(34)	34	-	-	34	11	23	0.08
Net Tax Items (f)	-	-	-	-	-	-	-	-	50	(50)	(0.17)
Comparable (non-GAAP)	$6,146	3,911	2,235	1,426	809	69	4	744	196	$548	$1.80
						Diluted Weighted Average Shares Outstanding					304

	First Nine Months 2011
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Expense	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$6,391	4,028	2,363	1,510	853	62	(4)	787	151	$636	$1.92
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(1)	1	(1)	2	-	-	2	1	1	-
Restructuring Charges (d)	-	-	-	(16)	16	-	-	16	5	11	0.04
Tax Indemnification Charges (e)	-	-	-	(5)	5	-	-	5	1	4	0.01
Net Tax Items (f)	-	-	-	-	-	-	-	-	53	(53)	(0.16)
Comparable (non-GAAP)	$6,391	4,027	2,364	1,488	876	62	(4)	810	211	$599	$1.81
						Diluted Weighted Average Shares Outstanding					331

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to The Coca-Cola Company for periods prior to the Merger.
(f) Amounts represent the deferred tax benefit related to the enactment of corporate income tax rate reductions in the United Kingdom.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; In Millions)

	Third-Quarter 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$322	(16)	$306
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(12)	(12)
Restructuring Charges (d)	12	-	12
Comparable (non-GAAP)	$334	(28)	$306

	Third-Quarter 2011
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$364	(34)	$330
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	4	4
Restructuring Charges (d)	1	-	1
Comparable (non-GAAP)	$365	(30)	$335

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; In Millions)

	First Nine Months 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$ 879	(101)	$ 778
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(3)	(3)
Restructuring Charges (d)	34	-	34
Comparable (non-GAAP)	$ 913	(104)	$ 809

	First Nine Months 2011
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$ 972	(119)	$ 853
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	2	2
Restructuring Charges (d)	16	-	16
Tax Indemnification Charges (e)	-	5	5
Comparable (non-GAAP)	$ 988	(112)	$ 876

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.  The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to The Coca-Cola Company for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; In Millions, Except Percentages)

	Third-Quarter 2012 Change Versus Third-Quarter 2011	First Nine Months 2012 Change Versus First Nine Months 2011
Net Sales Per Case
Change in Net Sales per Case	(3.5)%	(1.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%	0.0%
Impact of Currency Exchange Rate Changes	7.5%	7.0%
Bottle and Can Net Pricing Per Case
Including French Excise Tax Increase	4.5%	5.5%
Impact of French Excise Tax Increase	(2.0)%	(2.5)%
Comparable Currency-Neutral Bottle and Can
Net Pricing Per Case(a)	2.5%	3.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	(3.0)%	(1.0)%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%	0.0%
Impact of Currency Exchange Rate Changes	8.0%	7.0%
Bottle and Can Cost of Sales Per Case
Including French Excise Tax Increase	5.5%	6.0%
Impact of French Excise Tax Increase	(3.5)%	(3.5)%
Comparable Currency-Neutral Bottle and Can
Cost of Sales Per Case(a)	2.0%	2.5%

Physical Case Bottle and Can Volume
Comparable Bottle and Can Volume(b)	0.5%	(2.5)%

	First Nine Months
Reconciliation of Free Cash Flow (c)	2012	2011
Net Cash Derived From Operating Activities	$683	$653
Less: Capital Asset Investments	(254)	(252)
Add: Capital Asset Disposals	13	-
Free Cash Flow	$442	$401

	September 28, 2012	December 31, 2011
Reconciliation of Net Debt (d)
Current Portion of Third Party Debt	$230	$16
Debt, Less Current Portion	3,214	2,996
Less: Cash and Cash Equivalents	(803)	(684)
Net Debt	$2,641	$2,328

(a) The non-GAAP financial measures "Comparable Currency-Neutral Bottle and Can Net Pricing Per Case" and "Comparable Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude: (1) items not directly related to bottle and can pricing or cost; (2) currency exchange rate changes; and (3) the impact of the French excise tax increase effective January 1, 2012.

(b) The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There were the same number of selling days in both the third quarter and first nine months of 2012 and 2011.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d)The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.